Life Insurance Application

Site Location and No.:						Qualified Retirement PIan/Code No.:
Check one:		Single Life	Joint Life		Variable Universal Life		Joint & Variable Universal Life
		Exercising Additional Insurance Option From Base Policy No.:						Policy No.:

Part A - First Proposed Insured Information

1.	Name (print first, middle, last)					2. Home Address (street, city, state and zip)

3.a. Place of Birth			3. b. Country in which you hold citizenship					4.	D.O.B.	5. Issue
			c. If you are not a citizen of the U.S., do you				Yes - Alien Registration #.:			at Age
have a permanent resident status in the U.S.?
No - Type of visa held:

6. Sex	M	7. Soc. Sec. #			8. Telephone #'s and best time to call			9a. Occupation (w/specific duties)
	F				Home ( )		Work ( )
9b. Are you actively at work at the customary workplace, doing the usual duties and functions required by the position during the normal work
	hours and weekly period?		Yes		No* *Reason:
10. Employer Name & Address: (street, city, state and zip)								11. Driver's License # and state:

Part B - Policy Information
1.	Base Plan			2.	Amount	$	6.a. Universal Life Death Benefit Option (N/A for NLG120)
A - Level B - Increasing
3.	Term Rider Plan			4.	Amount		$
5.	Additional Benefits and Amounts:						b. Definition of Life Insurance Test: (Applies to IUL, AssurePlus &
	Accelerated Benefits (ABR)						Investor Select only. GPT must be selected if policy is not a MEC.)
	Accidental Death Benefit (ADB) $			Guideline Premium Test (GPT)
Cash Value Accumulation Test (CVAT)
Additional Insurance Option (AIO) $
	Additional Paid-Up Life					7.	Premium information
	Annual Premium (APAR)			a. Cash with Application $
	Payable on a Modal Basis $						b. Planned Periodic Premium $		(UL, VUL &
	Single Premium (SPAR) $			c. Frequency					Cornerstone Series)
	Beneficiary Insurance Option (BIO)						Annual	Semi-Annual	Quarterly

a. Traditional	Waiver of Premiums (WP)							Monthly (Group or Pension only, if Variable)
	(N/A on Second to Die & Cornerstone Series)						Single Premium	COM (Complete #11)
	Waiver of Premiums (WP)			$
	(Cornerstone Series only)				(Annual Premium Waived)	8. Special Billing Type: (N/A for Qualified Pension Business)
	Policy Continuation Rider (PCR) (First to Die only)						Government Allotment	Group No.:
	Policy Split Option (PSO) (Second to Die only)						Payroll Deduction No.:
	Other:					9. Use of Dividends: (N/A for IUL) (Choose only one.)
	Accelerated Benefits (ABR)						Cash (All Products)
	Add'l Prot. Ben. (APB)							Additions (Whole Life & UL, N/A for NLG120)
	(N/A w/AssurePlus, NLG120, IUL or Investor Select) $							Applied (Whole Life & Term only, N/A with COM)
	Automatic Increase (AIR) (N/A for NLG120 or Investor Select)							Deposits (Whole Life & Term only)
	2%	4%	6% (N/A for Survivorship)
	5%	10%	Stipulated (Survivorship only)				DTO Balance to:	(Whole Life only, except Cornerstone Series)
	Balance Sheet Benefit (IUL & Investor Select only)							Flex Term Rider I - B Decreasing (Whole Life only)
	(Percent Waived)%							One Yr. Term + Adds = $
	Children's Term (CTR) (AssurePlus & Investor Select only) $							A premium will be charged for this rider.
Continuing Coverage Rider (CCR) (Survivorship only)
	Enhanced Death Benefit (EDBR) (Surv. only)				Target Age			Flex Term Rider II - A Level (Whole Life only)
	Estate Preservation Rider (EPR) (Survivorship only) $						One Yr. Term = $		, + Adds
	Guaranteed Insurance Option (GIO) (N/A for Surv.) $							A premium will be charged for this rider.
	Guaranteed Death Benefit (GDB) (Variable Survivorship only)							Internal Paid-Up Insurance (Cornerstone Series Only)
		80 Years	Lifetime
	Other Insured (OIR) (AssurePlus & Investor Select only)					10. Automatic Payment of Premium
b. Universal Life	Policy Split Option (PSO) (Survivorship only)						Requested	Not Requested

	Term Rider on First Proposed Insured: (Survivorship only)					11.	I authorize the Company to draft monthly payments from my
	Level Amount						account. (Attach a void check/deposit slip)
		Increasing	Decreasing		Dur Yrs		Checking	Draft on the:
	Term Rider on Second Proposed Insured: (Survivorship only)						Savings	1st	15th
	Level Amount						Money Market	8th	22nd
		Increasing	Decreasing		Dur Yrs	12. Send premium notices to:		Owner
	Waiver of Monthly Deductions (WMD) (N/A for Survivorship)						First Proposed Insured	Other: (street, city, state & zip)
Waiver of Specified Premium (WSP) (IUL, AssurePlus & Investor Select)
$ (Annual Premium Waived)
Other:
9212(1008)						National Life Insurance Company				Page 1
Cat. No. 50824					One National Life Drive • Montpelier, VT 05604 • Tel: 802 229-3333

Part C - Owner Information

1. (Check one if other than First Proposed Insured)
Individual
Provide additional information below:

Name:		Relationship	Date of Birth	, while living

thereafter
Name:		Relationship	Date of Birth	, while living,

thereafter the estate of the last survivor of the named owner(s).
Corporation, Limited Partnership, or Limited Liability Company

Full Legal Name:			, a (State)

Corporation	Limited Partnership	Limited Liability Company, its successors or assigns.

Partnership:		, a partnership of (City and State)		,
or any successor partnership doing business in said city under said name.
Trust: (Name of Trustee(s))				, trustee(s) under an
instrument of trust between (Name of Trustor)				and said

trustee(s) named (Name of Trust)			and dated	, as heretofore or
hereafter amended if trust is amendable, or the successors in said trust or assigns.
Qualified Pension or Profit Sharing Trust (Name of Trust Agreement)

As per Supplemental Request

Please provide the following information for the Owner.

2.	Social Security Number or Tax Identification Number:

3.	Address: (Street, City State, Zip)

4.	Telephone Number: (	)
Part D - Beneficiary Information

1. (Check one or fill in the First and Second Beneficiary) Note: If the policy is owned by a qualified pension or profit sharing plan, all payments are protected by the Spendthrift Provision.
The right to change the beneficiary is reserved.

Owner
As per Supplemental Request
Other: (Give full names, addresses, dates of birth and relationships to Proposed Insured.)

First

Second

Single Life
Payment will be shared equally by all first beneficiaries who survive the Insured; if none, by all second beneficiaries who so survive; if none, payment will be made to the Owner or the Owner's estate.
First to Die
When death benefit is payable at the demise of the first Insured to die, payment will be shared equally by all first beneficiaries who survive the first to die of the Insureds; if none, by all second beneficiaries who so survive; if none, payment will be made to the Owner or the
Owner's estate.
Last to Die
When death benefit is payable at the demise of the last Insured to die, payment will be shared equally by all first beneficiaries who survive the last to die of the Insureds; if none, by all second beneficiaries who so survive; if none, payment will be made to the Owner or the
Owner's estate.

9212(1008)

Part E - Qualified Retirement Business ONLY

1. Issue Date:		2. (Check one.)			Sex Neutral	Sex Distinct

(Answer a & b only for Simplified Underwriting)
3.	Full Underwriting	Guaranteed Issue	Automatic Issue
	Simplified Underwriting	(If either questions a or b are answered 'Yes', provide the following details in Remarks on Page 8. Nature of ailment, date, duration and names and addresses of attending physicians.)
a. Have you been admitted to, or been advised to be admitted to a hospital or medical facility in the past 90 days by a member of the
	medical profession?						Yes	No
b. In the past two years have you been treated for or advised by a member of the medical profession to seek treatment for heart problems (including angina), stroke, or cancer, or been treated for or diagnosed as having AIDS or AIDS Related Complex (ARC)?
							Yes	No
Part F - Children's Term Rider Information (Complete only if CTR is requested)
1. Names and Dates of Birth of all Children to be covered
2. To the best of your knowledge:			(If 'Yes', give details in Remarks on Page 8)
	a.	Is any Child's health impaired in any way?	Yes	No	c. Does any Child not reside with you?		Yes	No
	b.	Has any Child shown any signs of abnormal			d. Does any Child take medication prescribed
	physical or mental development?		Yes	No	by a doctor?		Yes	No

Part G - General Information about the First Proposed Insured (If 'Yes', provide details in Remarks on page 8)
1. Have you used any type of product containing nicotine within the last 24 months?							Yes	No
	Product Type:	Frequency:			Date Last Used:
2. Have you ever applied for life, health, or disability insurance or reinstatement of same, which was declined, postponed,
	rated or modified in any way?						Yes	No
3. Are you or do you have any intention of becoming a member of a military organization?							Yes	No
4. Have you ever been convicted of a felony or misdemeanor?							Yes	No
5. Have you had any moving vehicle violations in the last 3 years, or a suspended license or a DUI conviction in the last
	5 years?						Yes	No
6. Have there been any bankruptcy proceedings against you within the last 7 years?							Yes	No
7. Within the past 6 months have you applied for or do you currently have any applications pending for life or disability
	insurance?						Yes	No
8. Have you been offered any cash incentive or other consideration (such as free insurance) as an inducement to apply for or become an insured under this life insurance policy, or have you been involved in any discussions about the possible sale or transfer of this policy to an unrelated third party, such as (but not limited to) a life settlement company
	or investor group?						Yes	No
9. Identify the source of funds for premium payment (e.g., redemption of financial product, income or savings, home equity loan, payment by third party).
(If 'Yes', to questions 10 -12 complete form 1480, Avocation, Aviation & Foreign Travel Supplemental Application)
10.	Within the last 3 years, have you participated in or do you intend to participate in any motor powered racing, scuba, skin
	or sky diving, rodeos, hang gliding or any other avocation generally considered hazardous?						Yes	No

11.	Do you participate in any aviation activity other than as a fare paying passenger?						Yes	No

12.	Do you intend to travel or reside outside of the USA for more than 2 weeks in a year?						Yes	No

Part H - Replacement Information (If 'Yes', Replacement forms must be provided; list company name and policy numbers).

1.	Has there been or will there be a lapse, surrender, replacement, reissue, conversion, or change to reduce amount,
	premium, or period of coverage of any existing life, disability or annuity contract if the applied for policy or rider is issued?						Yes	No
2.	Will there be any substantial borrowing on any life insurance policy if the applied for policy or rider is issued?						Yes	No
List Company Name(s) and Policy Number(s) in Remarks on Page 8

Part I - Current Policy Information about the First Proposed Insured

	None in force	Type: B=Business	G=Group P=Personal

Company Name	Type	Total in Force		Total with WP	Total ADB	Date of Issue	Paid to Date
		$		$	$

9212(1008)

Part J - Health History of the First Proposed Insured (Complete Part J unless (a) money does not accompany this application and (b) a further medical examination will be undertaken. Do not complete Part J if this application is being submitted for the Pension underwriting classes of
Guaranteed Issue, Simplified Underwriting, or Automatic Issue.)
Provide details, dates, and results for any 'Yes' answer to questions 1-10 in Remarks on page 8.

1.	Height	Weight	Ibs.	Change in last year	Ibs.	Reason?

2.	Are you taking any medication?						Yes	No
3.	Is your health impaired in any way?						Yes	No

4.	Have you ever applied for or received disability or worker's compensation from any source?						Yes	No
5.	At any time during the last 10 years have you:
	a. made the decision or been advised to reduce alcohol or drug intake, or used drugs not prescribed by a physician?						Yes	No
	b. been a member of a support group, such as AA or NA?						Yes	No
6.	At any time during the last 10 years have you been diagnosed, treated, or taken medication for:
	a.	Chest Pain, Heart Murmur, Rheumatic Fever or Anemia					Yes	No
	b.	Habitual Cough, Asthma, Emphysema or Pleurisy					Yes	No
	c.	Ulcer, Jaundice or Chronic Indigestion					Yes	No
	d.	Stroke, Dizzy Spells, Epilepsy, Convulsions, Paralysis or Unconsciousness					Yes	No
	e.	Heart, Veins, Arteries, Blood or Blood Pressure Disorder					Yes	No
	f.	Lung or Respiratory Tract Disorder					Yes	No
	g.	Esophagus, Stomach, Intestinal, Rectum, Liver or Gall Bladder Disorder					Yes	No
	h.	Kidney, Bladder, Prostate, Genito-Urinary Organs, Pelvic Organs, or Breast Disease					Yes	No
	i.	Eyes, Ears, Nose, or Throat Disorder					Yes	No
	j.	Brain, Nervous System Disorder or Headaches					Yes	No
	k.	Spine, Bones, Muscles, Joints, Skin or Gland Disorder					Yes	No
	l.	Cancer, Polyp, or Other Tumor					Yes	No
	m.	Gout, Arthritis, Rheumatism or Back Pain					Yes	No
	n.	High Blood Sugar or Diabetes					Yes	No
	o.	Albumin, Sugar, Casts, Pus or Blood in the Urine					Yes	No
	p. Renal Colic or Kidney Stone						Yes	No
	q.	Depression, Anxiety, or any other Psychological Condition					Yes	No
	r. Alzheimer's or Dementia						Yes	No
7.	Within the past 10 years have you tested positive for exposure to the Human Immunodeficiency Virus (HIV), or has a physician or other medical professional diagnosed you as having Acquired Immune Deficiency Syndrome (AIDS), AIDS
	Related Complex (ARC), or AIDS related conditions?						Yes	No
8.	Within the past 5 years have you:
	a.	had x-rays, electrocardiograms or other diagnostic tests?					Yes	No
	b.	been admitted to a hospital, or have you planned or been advised to enter a hospital for observation, operation or
		treatment of any kind?					Yes	No
	c.	consulted any medical professional other than your personal physician?					Yes	No
9.	Do you have any pending appointments with any medical professional within the next 30 days?						Yes	No
10.	To the best of your knowledge, has any member of your family had diabetes, cancer, heart disease, Huntington's Disease
	or polycystic kidney disease?						Yes	No

11. Name and Address of Personal Physician (If none, so state)			Date last seen	Reason consulted & outcome

12. Family History	Age if alive	State of Health		Age at death	Cause of death
Father

Mother

Siblings

Siblings

9212(1008)

Complete for Joint Life or Primary Other Insured Only (For additional Other Insureds, use form 8531)
Part K - Second Proposed Insured or Primary Other Insured Information
1. Name (print first, middle, last)					2. Home Address (street, city, state and zip)

3.a. Place of Birth			3. b. Country in which you hold citizenship					4. D.O.B.	5. Issue
			c. If you are not a citizen of the U.S., do you				Yes - Alien Registration #.:		at Age
			have a permanent resident status in the U.S.?				No - Type of visa held:
6.	Sex	M 7. Soc. Sec. #		8. Telephone #'s and best time to call			9a. Occupation (w/specific duties)
	F			Home (	)	Work (	)
9b. Are you actively at work at the customary workplace, doing the usual duties and functions required by the position during the normal work
	hours and weekly period?		Yes	No* *Reason:

10. Employer Name & Address: (street, city, state and zip)							11. Driver's License # and state:

12.	Face Amount (Primary Other Insured fill in Face Amount if different than Base Amount.)						13. First Proposed Insured, Relationship and S.S.#
$ (for use with AssurePlus & Investor Select)

14. Primary Beneficiary for Primary Other Insured, Relationship & S.S. # (for use with AssurePlus & Investor Select)

Part L - General Information about the Second Proposed Insured or Primary Other Insured (If 'Yes', provide details in Remarks on page 8)
1. Have you used any type of product containing nicotine within the last 24 months?								Yes	No
	Product Type:			Frequency:		Date Last Used:
2. Have you ever applied for life, health, or disability insurance or reinstatement of same, which was declined, postponed,
	rated or modified in any way?							Yes	No

3. Are you or do you have any intention of becoming a member of a military organization?								Yes	No
4. Have you ever been convicted of a felony or misdemeanor?								Yes	No
5. Have you had any moving vehicle violations in the last 3 years, or a suspended license or a DUI conviction in the last
	5 years?							Yes	No
6. Have there been any bankruptcy proceedings against you within the last 7 years?								Yes	No
7. Within the past 6 months have you applied for or do you currently have any applications pending for life or disability
	insurance?							Yes	No
8. Have you been offered any cash incentive or other consideration (such as free insurance) as an inducement to apply for or become an insured under this life insurance policy, or have you been involved in any discussions about the possible sale or transfer of this policy to an unrelated third party, such as (but not limited to) a life settlement company
	or investor group?							Yes	No
9. Identify the source of funds for premium payment (e.g., redemption of financial product, income or savings, home equity loan, payment by third party).
(If 'Yes', to questions 10-12 complete form 1480, Avocation, Aviation & Foreign Travel Supplemental Application)
10. Within the last 3 years, have you participated in or do you intend to participate in any motor powered racing, scuba, skin
	or sky diving, rodeos, hang gliding or any other avocation generally considered hazardous?							Yes	No
11. Do you participate in any aviation activity other than as a fare paying passenger?								Yes	No
12. Do you intend to travel or reside outside of the USA for more than 2 weeks in a year?								Yes	No
13. Are you legally married to the First Proposed Insured?								Yes	No
(This question must be answered if either EPR or PSO is requested in the Additional Benefits and Amounts section)
Part M - Replacement Information (If 'Yes', Replacement forms must be provided; list company name and policy numbers)
1.	Has there been or will there be a lapse, surrender, replacement, reissue, conversion, or change to reduce amount,
	premium, or period of coverage of any existing life, disability or annuity contract if the applied for policy or rider is issued?							Yes	No
2.	Will there be any substantial borrowing on any life insurance policy if the applied for policy or rider is issued?							Yes	No
Company Name(s) and Policy Number(s)

Part N - Current Policy Information about the Second Proposed Insured or Primary Other Insured

	None in force		Type: B=Business		G=Group	P=Personal

Company Name			Type Total in Force		Total with WP	Total ADB	Date of Issue	Paid to Date
				$ $			$

9212(1008)

Complete for Joint Life or Primary Other Insured Only

Part O - Health History of the Second Proposed Insured or Primary Other Insured (Complete Part O unless (a) money does not accompany this application and (b) a further medical examination will be undertaken.)
Provide details, dates, and results for any 'Yes' answer to questions 1-10 in Remarks on page 8.

1.	Height	Weight	lbs.	Change in last year	lbs.	Reason?
2.	Are you taking any medication?	Yes	No
3.	Is your health impaired in any way?	Yes	No
4.	Have you ever applied for or received disability or worker's compensation from any source?	Yes	No
5.	At any time during the last 10 years have you:
a. made the decision or been advised to reduce alcohol or drug intake, or used drugs not prescribed by a physician?	Yes	No
b. been a member of a support group, such as AA or NA?	Yes	No
6.	At any time during the last 10 years have you been diagnosed, treated, or taken medication for:
a.	Chest Pain, Heart Murmur, Rheumatic Fever or Anemia	Yes	No
b.	Habitual Cough, Asthma, Emphysema or Pleurisy	Yes	No
c.	Ulcer, Jaundice or Chronic Indigestion	Yes	No
d.	Stroke, Dizzy Spells, Epilepsy, Convulsions, Paralysis or Unconsciousness	Yes	No
e.	Heart, Veins, Arteries, Blood or Blood Pressure Disorder	Yes	No
f.	Lung or Respiratory Tract Disorder	Yes	No
g.	Esophagus, Stomach, Intestinal, Rectum, Liver or Gall Bladder Disorder	Yes	No
h.	Kidney, Bladder, Prostate, Genito-Urinary Organs, Pelvic Organs, or Breast Disease	Yes	No
i.	Eyes, Ears, Nose, or Throat Disorder	Yes	No
j.	Brain, Nervous System Disorder or Headaches	Yes	No
k.	Spine, Bones, Muscles, Joints, Skin or Gland Disorder	Yes	No
l.	Cancer, Polyp, or Other Tumor	Yes	No
m.	Gout, Arthritis, Rheumatism or Back Pain	Yes	No
n.	High Blood Sugar or Diabetes	Yes	No
o.	Albumin, Sugar, Casts, Pus or Blood in the Urine	Yes	No
p.	Renal Colic or Kidney Stone	Yes	No
q.	Depression, Anxiety, or any other Psychological Condition	Yes	No
r. Alzheimer's or Dementia	Yes	No
7.	Within the past 10 years have you tested positive for exposure to the Human Immunodeficiency Virus (HIV), or has a physician or other medical professional diagnosed you as having Acquired Immune Deficiency Syndrome (AIDS), AIDS
Related Complex (ARC), or AIDS related conditions?	Yes	No
8.	Within the past 5 years have you:
a.	had x-rays, electrocardiograms or other diagnostic tests?	Yes	No
b.	been admitted to a hospital, or have you planned or been advised to enter a hospital for observation, operation or
treatment of any kind?	Yes	No
c.	consulted any medical professional other than your personal physician?	Yes	No
9.	Do you have any pending appointments with any medical professional within the next 30 days?	Yes	No
10.	To the best of your knowledge, has any member of your family had diabetes, cancer, heart disease, Huntington's Disease
or polycystic kidney disease?	Yes	No

11. Name and Address of Personal Physician (If none, so state)	Date last seen	Reason consulted & outcome

12. Family History	Age if alive	State of Health	Age at death	Cause of death
Father

Mother

Siblings

Siblings

9212(1008)

Complete for Variable Products Only
Part P - Variable Insurance Information

Following questions to be completed by the Applicant.
1.	Have you received a current prospectus which describes the variable nature of this product and the utilization of a
	Separate Account or a Variable Account?	Yes	No
2.	Do you believe that this Policy will meet your insurance needs and financial objectives?	Yes	No
3.	Do you understand that the Cash Surrender Value and Death Benefit may increase or decrease based on the policy's investment return, even to the extent of being reduced to zero?	Yes	No

Part Q - Telephone Transaction Agreement

Unless waived below, I appoint the Company as my agent to act upon telephoned instructions reasonably believed to be authorized by me.
I hereby ratify any telephoned instructions so given and consent to the tape recording of these instructions. So long as the Company employs reasonable procedures to confirm that the instructions are genuine, I agree that I will not hold the Company liable for any unauthorized telephoned instructions. This will allow me and my representative named below to transfer account values between available accounts, change premium allocations, and add, cancel or change the Portfolio Rebalancing or Dollar Cost Averaging features. Owner can request policy loans only up to $25,000.

Representative(s):

                     I do not authorize the Company to accept telephone instructions.

Part R - Investment Information (Do NOT complete Part R if participating in Illuminations.)

1. Do you want monthly charges deducted from the Money Market sub-account?            Yes                  No
(If 'No', charges will be deducted from the General Account or the Fixed Account and all sub-accounts on a pro rata basis.)

Note: Elect Portfolio Rebalancing (2.a.) or Dollar Cost Averaging, (2.b.) but not both. (See Investment Allocation, form 9201)

2.a. I elect the following for Portfolio Rebalancing:
Semi-Annual (only option for VUL)
Annual
Quarterly

OR

2.b. I elect monthly Dollar Cost Averaging. Transfer funds from the Money Market sub-account using the allocation provided on the Investment Allocation, form 9201.

The amount and duration of the Death Benefit may increase or decrease daily as described in the DEATH BENEFIT AND POLICY
CHANGES section of the policy at issue. The dollar amount of the Death Benefit is not guaranteed. The Cash Surrender Value of this policy is dependent on the Accumulated Value in the Separate Account or Variable Account, which fluctuates according to the investment experience of the Sub-Accounts of the Separate Account or Variable Account chosen by the Owner. The Cash
Surrender Value may increase or decrease daily, and is not guaranteed as to dollar amount.

The investment in this policy could be lost entirely, depending on the performance of the Separate Account or Variable Account, and as a result the Death Benefit may terminate unless additional premium payments are made to keep this policy in force.

9212(1008)

Part S - Remarks (Provide the details to any questions so requested. Attach additional pages if necessary)

Section & Number:	Additional Information:

Part T - Agreement & Authorization
To the best of my (our) knowledge and belief, the statements and answers given on this application are complete and true. They shall be a part of the contract of insurance if one is issued. The Applicant agrees to be bound by all statements and answers attested to in this
Application.

National Life Insurance Company (the Company) may make administrative corrections and changes to this application. These, if any, are noted on the "Application Amendment" page which is attached to the policy at issue. Acceptance of any policy issued on this application will ratify and will be notice of any such change made. If the laws where the application is made so require, any change of amount, age at issue, class of risk, plan of insurance or benefits must be ratified in writing.

The Agent taking this application has no authority to make, change or discharge any contract hereby applied for. The Agent may not extend credit on behalf of the Company. No statement made to or information acquired by any representative of the Company shall bind the Company unless set out in writing in this application.

The Company shall incur no liability under any policy issued on this application unless and until:
a. such policy is delivered to the Owner, and
b. the first premium is paid prior to any change in the Proposed Insured(s) good health and insurability.

If I (we) have purchased variable insurance coverage, I (we) have received and understand a current prospectus for the contract and its underlying accounts. This prospectus describes the variable nature of this product and the utilization of a Separate Account or Variable
Account.

The Applicant has received an illustration of the policy applied for, signed and returned the illustration with this application. The
Soliciting Agent has presented the illustration and explained any non-guaranteed elements of the policy to the Applicant.
Yes            No

9212(1008)

Part T - Agreement & Authorization (Continued)
I (we), the Proposed Insured(s), authorize any physician, medical practitioner, hospital, clinic, or other medically related facility, insurer or reinsurer, the Medical Information Bureau, Inc. (MIB), consumer reporting agency, or employer having information as to:
            diagnosis, treatment and prognosis of any physical or mental condition of me (us) or any of my (our) minor children on whose life I (we)
             have applied for insurance;
             any non-medical information of me (us) or such minor children;
to give National Life Insurance Company, herein called National Life, or its authorized representative, any and all such information.
I (we) authorize National Life to request a copy of my (our) driving record(s) from the state motor vehicle department.
I (we) authorize National Life Insurance Company to obtain an investigative consumer report. I (we) understand that I am (we are) entitled to be interviewed by the consumer reporting agency that prepares any such report, as long as I (we) can reasonably be contacted during normal business hours.
      ☐  I (we) wish to be interviewed if an investigative consumer report is prepared.

This information may be used to determine eligibility for life or health insurance or claims for benefits, and I (we) authorize National Life to release any of this information to the MIB and/or Reinsurers and other life insurance companies in which I (we) have insurance or from which I (we) seek insurance or benefits.

I (we) authorize National Life to redisclose the information to:
Any person performing a business or legal function for its benefit;
An attending physician for diagnostic or treatment purposes;
Government authorities to prevent insurance related illegal activities;
Persons conducting medical or statistical studies for National Life;
Persons having an authorization specifically permitting the redisclosure;
and when required by law. In making this authorization, I (we) waive any right to prohibit redisclosure to an affiliate of National Life where the redisclosure is related to the servicing of my (our) policy.
This authorization shall remain valid for 30 months from the date shown below.
I (we) understand I (we) have a right to receive a copy of this authorization. A copy of this authorization shall be as valid as the original. I
(we) acknowledge receipt of copies of the prenotifications relating to investigative consumer reports and the MIB.
Part U - Owner's Taxpayer ID Number Certification
Under penalties of perjury, I certify that (1) the number shown on this application is my correct taxpayer identification number; (2) the IRS has never notified me that I am subject to backup withholding, or has notified me that I am no longer subject to such withholding or I am exempt from such withholding; and (3) I am a U.S. person (including a U.S. resident alien). You must cross out item 2 if you have been notified by the IRS that you are currently subject to backup withholding because of underreporting interest or dividends on your tax return.
Part V - Signatures
The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signed at (City & State)	Date (mm/dd/yyyy)
First Proposed Insured (Sign name in full)	Applicant (Sign name in full if other than Proposed Insured)

Second Proposed Insured (Sign name in full)

Primary Other Insured (Sign name in full)

Soliciting Agent/Representative (Sign name in full)	Owner (If other than Applicant or Proposed Insured)

For Check-O-Matic Only (If Depositor other than Applicant/Owner)	(Exercise of AIO Only)
Depositor (Exactly as it appears on bank records)	Owner of Base Policy

9212(1008)